EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2019-C16 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Colonnade Office Complex Mortgage Loan prior to October 30, 2023, Mount Street US (Georgia) LLP, as Special Servicer for The Colonnade Office Complex Mortgage Loan on and after October 30, 2023, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 16300 Roscoe Blvd Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 16300 Roscoe Blvd Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the 16300 Roscoe Blvd Mortgage Loan on and after May 2, 2023, Wells Fargo Bank, National Association, as Trustee for the 16300 Roscoe Blvd Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 16300 Roscoe Blvd Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 16300 Roscoe Blvd Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 16300 Roscoe Blvd Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the ILPT Hawaii Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the ILPT Hawaii Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ILPT Hawaii Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ILPT Hawaii Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Block Northway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Block Northway Mortgage Loan prior to May 10, 2023, K-Star Asset Management LLC, as Special Servicer for The Block Northway Mortgage Loan on and after May 10, 2023, Wells Fargo Bank, National Association, as Trustee for The Block Northway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Block Northway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Block Northway Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Block Northway Mortgage Loan.

Dated: March 13, 2024

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)